UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WEBSIDESTORY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0727173
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

10182 Telesis Court, 6th Floor	92121
San Diego, California	(Zip Code)
(Address of Principal
Executive Offices)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to Section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box. ☐	box. ☑

Securities Act registration statement file number to which this form relates:333-115916

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $0.001 per share (“Common Stock”), of WebSideStory, Inc., a Delaware corporation (“WebSideStory”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of WebSideStory’s Registration Statement on Form S-1 (File No. 333-115916) initially filed with the Securities and Exchange Commission on May 27, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation
3.2(1)	Form of Amended and Restated Bylaws
4.1(1)	Form of Specimen Common Stock Certificate
4.2(1)	Registration Rights Agreement, as amended, by and among WebSideStory and certain investors set forth therein, dated June 18, 1999
4.3(1)	Warrant to Purchase Common Stock by and between WebSideStory and Imperial Bancorp, dated March 27, 2000
4.4(1)	Warrant to Purchase Common Stock by and between WebSideStory and Imperial Bancorp, dated February 2, 2001
4.5(1)	Warrant to Purchase Common Stock by and between WebSideStory and Gray Cary Ware & Friedenrich LLP, dated February 6, 2001
4.6(1)	Warrant to Purchase Common Stock by and between WebSideStory and Imperial Creditcorp, dated April 30, 2001
4.7(1)	Warrant to Purchase Series D Convertible Preferred Stock by and between WebSideStory and Jeffrey W. Lunsford, dated April 1, 2003
4.8(1)	Amendment to Registration Rights Agreement by and among WebSideStory, certain investors set forth therein and Blaise P. Barrelet, dated July 21, 2004

(1)	Incorporated by reference to WebSideStory’s Registration Statement on Form S-1 (File No. 333-115916).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 16, 2004	WEBSIDESTORY, INC.
	By:	/s/ Jeffrey W. Lunsford
		Name:	Jeffrey W. Lunsford
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation
3.2(1)	Form of Amended and Restated Bylaws
4.1(1)	Form of Specimen Common Stock Certificate
4.2(1)	Registration Rights Agreement, as amended, by and among WebSideStory and certain investors set forth therein, dated June 18, 1999
4.3(1)	Warrant to Purchase Common Stock by and between WebSideStory and Imperial Bancorp, dated March 27, 2000
4.4(1)	Warrant to Purchase Common Stock by and between WebSideStory and Imperial Bancorp, dated February 2, 2001
4.5(1)	Warrant to Purchase Common Stock by and between WebSideStory and Gray Cary Ware & Friedenrich LLP, dated February 6, 2001
4.6(1)	Warrant to Purchase Common Stock by and between WebSideStory and Imperial Creditcorp, dated April 30, 2001
4.7(1)	Warrant to Purchase Series D Convertible Preferred Stock by and between WebSideStory and Jeffrey W. Lunsford, dated April 1, 2003
4.8(1)	Amendment to Registration Rights Agreement by and among WebSideStory, certain investors set forth therein and Blaise P. Barrelet, dated July 21, 2004

(1)	Incorporated by reference to WebSideStory’s Registration Statement on Form S-1 (File No. 333-115916).